UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2016, CombiMatrix Corporation (the “Company”) entered into a Common Stock Purchase Warrants Repurchase Agreement (the “Repurchase Agreement”) with the holders (the “Holders”) of its outstanding common stock purchase warrants (the “Warrants”) issued in October 2012, March 2013, May 2013, June 2013, June 2014, February 2015 and April 2015 in connection with the Company’s Series A, Series B, Series C and Series E financings. Pursuant to the terms of the Repurchase Agreement, the Company has agreed to repurchase the Warrants from each Holder upon a Fundamental Transaction (as defined in the Warrants) at various negotiated prices per Warrant share as set forth in the Repurchase Agreement. Under the terms of the Repurchase Agreement, the Company will repurchase half of the Warrants upon the announcement of a Fundamental Transaction and the remaining half of the Warrants upon the closing of a Fundamental Transaction. In addition, upon the closing of a Fundamental Transaction, all Securities Purchase Agreements and Registration Rights Agreements associated with the original issuances of the Warrants will be terminated and the various restrictions set forth therein will no longer be of any force or effect. In connection with entering into the Repurchase Agreement, the Company was granted certain consents and waivers relating to a Fundamental Transaction. In the event that a Fundamental Transaction is announced and consummated, the Company will be obligated to repurchase the Warrants for approximately $459,000 of cash consideration paid to the Holders. In the event that a Fundamental Transaction is not announced and consummated, the Company will not be obligated to repurchase the Warrants.

The foregoing summary of the terms of the Repurchase Agreement is subject to, and qualified in its entirety by, such document attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change. All statements, other than statements of historical fact included in this report, are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “must,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, the consummation of a Fundamental Transaction and the repurchase of the Warrants. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

10.1	Form of Common Stock Purchase Warrants Repurchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: July 11, 2016	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Form of Common Stock Purchase Warrants Repurchase Agreement